EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-108162, 333-118976, 333-118977, 333-124964, 333-143203 and 333-143204) of Noble Energy, Inc. of our report dated February 13, 2009, relating to the financial statements of Alba Plant LLC, which appears in this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, TX
February 16, 2009